UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 16, 2018
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 16, 2018, the Board of Directors of Renasant Corporation (“Renasant”) expanded its size by one to 14 members and elected Sean M. Suggs to the Board, effective immediately. Mr. Suggs has also been elected to the Board of Directors of Renasant Bank, Renasant’s wholly-owned subsidiary.
Sean M. Suggs, 53, has served as the president of Toyota Mississippi since January 2018. In this role, he is responsible for all manufacturing and administration functions of Toyota’s Blue Springs, Mississippi, plant that produces the Toyota Corolla. Prior to his promotion to president, Mr. Suggs served as vice president of manufacturing and vice president of administration at the Mississippi vehicle assembly plant. He joined Toyota in 1998 as team leader at Toyota’s assembly plant in Princeton, Indiana. During his 10-year tenure, he served several roles and was named general manager of quality planning in 2008. In this leadership role, Mr. Suggs oversaw professional development, vehicle quality and manufacturing quality for current and new model production. Prior to rejoining Toyota in 2014, Mr. Suggs served as director of strategy, administration and human resources from 2011 to 2013 at Nissan’s North American headquarters in Franklin, Tennessee. During his five years with Nissan, he also directed production quality at the company’s manufacturing and assembly plant in Canton, Mississippi. Prior to his professional automotive manufacturing career, Mr. Suggs served eight years in the United States Army. He holds a Masters of Business Administration degree from Auburn University and a Bachelor of Science from Oakland City College in Oakland City, Indiana.
The Board has not yet appointed Mr. Suggs to any Board committees. Compensatory arrangements for Mr. Suggs will be consistent with Renasant’s standard arrangements for non-employee directors. These arrangements are described in Renasant’s proxy statement for its 2018 annual meeting of shareholders filed with the Securities and Exchange Commission on March 15, 2018 under the heading “Board Members and Compensation—Director Compensation.” Mr. Suggs and members of his immediate family are customers of Renasant Bank and have deposit relationships with Renasant Bank. These transactions were made in the ordinary course of Renasant Bank’s business, were made on substantially the same terms, including interest rates, as those prevailing at the time for comparable relationships with persons not related to Renasant or Renasant Bank, and did not present other unfavorable features. There are no family relationships between Mr. Suggs and any director or executive officer of Renasant.
On May 21, 2018, Renasant issued a press release announcing the appointment of Sean M. Suggs to its Board of Directors, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated May 21, 2018 by Renasant Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: May 21, 2018	By:	/s/ C. Mitchell Waycaster
C. Mitchell Waycaster
President and Chief Executive Officer